CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ParkerVision, Inc.

Jacksonville, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ParkerVision, Inc. of our report dated March 29, 2019 relating to the consolidated financial statements as of and for the year ended December 31, 2018, which appear in ParkerVision, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2019.

/s/BDO USA, LLP

Certified Public Accountants
Jacksonville, Florida

April 21, 2020